Exhibit 99.1

FOR IMMEDIATE RELEASE

AUGUST 4, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations & Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Reports Second Quarter 2020 Results and Updates 2020 Guidance

DALLAS, August 4 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) reported financial results for the second quarter of 2020 and updated 2020 guidance metrics.

Highlights

•	Reported net income of $29.8 million and net cash provided by operating activities of $134.8 million for the second quarter of 2020.

•	Achieved adjusted EBITDA, net to EnLink, of $255.1 million for the second quarter of 2020, largely unchanged from the first quarter of 2020, driven by a focus on cost reductions and strong operational execution. EnLink is on track to achieve in the high end of its previously announced full-year 2020 guidance range of $950 million to $1.025 billion.

•	Delivered $72.0 million of excess free cash flow for the second quarter of 2020, positioning EnLink to meet or exceed the high end of its previously announced full-year 2020 guidance range of $260 million to $280 million.

•	Increased Permian segment profit by approximately 35% for the second quarter of 2020 as compared to the first quarter of 2020, through a combination of volume growth, cost reductions, commodity price improvements, and opportunistic margin opportunities captured by EnLink's crude oil storage assets.

•	Reduced expected full-year 2020 operating and general and administrative costs by an incremental $20 million, leading to approximately $120 million of aggregate operating and general and administrative cost savings compared to 2019.

•	Continued to achieve new company safety records, notably including 138 days without an employee recordable injury. EnLink continues to be a top-tier safety performer in the midstream industry.

"We have taken decisive steps to reposition EnLink as a self-funded company with the ability to generate significant excess free cash flow," Chairman and CEO Barry Davis said. "Our team has done great work to positively impact results and cost structure across our large and diverse footprint this year and will continue to do so as we navigate the dynamic road ahead. EnLink is committed to operational excellence, a disciplined investment approach, and maintaining strong financial flexibility in this challenging environment."

Adjusted EBITDA and excess free cash flow used in this press release are non-GAAP measures and are explained in greater detail under "Non-GAAP Financial Information and Other Definitions" below.

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Second Quarter 2020 Financial Results and Other Highlights

	Three Months Ended
$millions, unless noted	June 30, 2020	March 31, 2020	June 30, 2019
Net income (loss)	30	(260)	9
Adjusted EBITDA, net to EnLink	255	260	259
Net cash provided by operating activities	135	182	258
Excess free cash flow	72	44	(114)
Total capital expenditures, net to EnLink	58	91	155
Debt-to-adjusted EBITDA*	4.3x	4.6x	4.0x
Outstanding common units**	489,593,587	489,259,906	487,245,808

*As calculated under EnLink's revolving credit facility.

**Outstanding common units as of July 30, 2020, April 30, 2020, and August 1, 2019, respectively.

•	EnLink continues to maintain a diversified customer base across its asset platform, which includes large integrated customers and other investment-grade counterparties. Approximately 85% of EnLink's second quarter of 2020 revenues were generated from investment-grade counterparties or from customers who provided credit protections to EnLink.

•	EnLink launched a "GoalZERO" environmental, health, and safety program earlier this year. Since its launch, EnLink has continued to achieve new company records, notably including 138 days without an employee recordable injury, which reflects a company record for EnLink.

•	EnLink has a $1.75 billion unsecured revolving credit facility (Revolver), upon which $400 million was drawn at the end of the second quarter. EnLink's Revolver matures in 2024 and is backed by 21 leading global financial institutions, 17 of which are lenders under EnLink's term loan, which matures in December 2021.

•	During the second quarter of 2020, EnLink repurchased $57 million face amount of its outstanding senior notes in the open market, resulting in a net gain of approximately $27 million.

2020 Financial Guidance and 2021 Outlook

Significant market and industry uncertainty remains regarding the pace of improving energy demand associated with the global economic recovery. EnLink's 2020 guidance is based upon assumptions that global energy demand continues its recovery and does not assume any new macro events resulting in additional declines in future demand or commodity prices.

$millions, unless noted	2020 Guidance
Net loss	(123)	-	(222)
Adjusted EBITDA, net to EnLink	950	-	1,025
Excess free cash flow	260	-	280
Total capital expenditures, net to EnLink	190	-	250
Annualized 2Q20 declared distribution per common unit			$0.375

•	Adjusted EBITDA, net to EnLink, for full-year 2020 is on track to achieve in the high end of the guidance range. Excess free cash flow for full-year 2020 is expected to meet – or exceed – the high end of the guidance range. As a result, EnLink is projecting that debt-to-adjusted EBITDA will be broadly in line with the second quarter of 2020 level.

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•	EnLink expects to continue to generate strong excess free cash flow during 2021, driven in part by significantly lower capital expenditures. EnLink plans to provide more detailed 2021 guidance at a later date.

Second Quarter 2020 Segment Updates

Permian Basin:

•	Segment profit of $43.5 million for the second quarter of 2020 was approximately 35% higher as compared to the first quarter of 2020 and approximately 30% higher as compared to the second quarter of 2019. Strong results for the second quarter of 2020 were driven by a combination of volume growth, cost reductions, commodity price improvements, and opportunistic margin opportunities captured by EnLink's crude oil storage assets.

•	Average natural gas gathering and transportation volumes for the second quarter of 2020 were approximately 5% higher as compared to the first quarter of 2020 and approximately 29% higher as compared to the second quarter of 2019. Average natural gas processing volumes for the second quarter of 2020 increased approximately 4% and 24% as compared to the first quarter of 2020 and the second quarter of 2019, respectively.

•	Average crude oil gathering volumes decreased by approximately 16% for the second quarter of 2020 as compared to the first quarter of 2020 and declined approximately 23% as compared to the second quarter of 2019, driven by volume curtailments during the second quarter of 2020 and by EnLink's recent exit of the crude oil first-purchase business in the Permian Basin.

•	The Tiger Natural Gas Processing Plant construction in the Delaware Basin is nearing completion and is expected to become operational during the third quarter of 2020, as planned. Once operational, the 200-million-cubic-feet-per-day Tiger Plant will bring total EnLink processing capacity in the Permian to over 1 billion cubic feet per day.

•	Segment free cash flow for the second quarter of 2020 was close to neutral, as the main growth project, the Tiger Plant, was nearing completion. The Permian Segment is expected to generate positive segment free cash flow for the remainder of 2020.

Louisiana:

•	Segment profit of $69.7 million for the second quarter of 2020 was approximately 3% lower as compared to the first quarter of 2020 and approximately 7% higher as compared to the second quarter of 2019. Segment profit decline for the second quarter of 2020, as compared to the first quarter of 2020, was driven primarily due to normal business seasonality in the natural gas liquids (NGL) business. The increase in segment profit for the second quarter of 2020, as compared to the second quarter of 2019, was driven primarily by low-cost, high-return capital expansions of the NGL system.

•	Segment free cash flow for the second quarter of 2020 was $54 million, and Louisiana is expected to generate significant segment free cash flow for the remainder of 2020.

•	NGL fractionation volumes for the second quarter of 2020 were approximately 10% lower as compared to the first quarter of 2020 and 2% lower as compared to the second quarter of 2019. Volume declines relative to prior periods were primarily due to upstream curtailments and shut-ins during the second quarter of 2020.

•	Average natural gas gathering and transportation volumes for the second quarter of 2020 were approximately 8% lower as compared to the first quarter of 2020 and approximately 3% lower as compared to the second quarter of 2019. Industrial demand remained strong despite the weak economic backdrop of the second quarter of 2020.

•	Average natural gas processing volumes for the second quarter of 2020 were approximately16% higher and 42% lower as compared to the first quarter of 2020 and the second quarter of 2019, respectively. EnLink's natural gas processing operations in Louisiana are opportunistic in nature and are highly dependent on market dynamics being present to incentivize further processing of natural gas being transported on EnLink's system.

•	Average crude volumes handled in EnLink's Ohio River Valley operations for the second quarter of 2020 were approximately 10% and 22% lower as compared to the first quarter of 2020 and the second quarter of 2019, respectively. Crude volumes were negatively impacted during the second quarter of 2020 as a result of the macro demand decline for crude oil impacting refinery activity in Ohio.

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Oklahoma:

•	Segment profit of $99.3 million for the second quarter of 2020 was approximately 4% lower as compared to the first quarter of 2020 and approximately 13% lower as compared to the second quarter of 2019. The decline in segment profit for the second quarter of 2020 as compared to prior periods was driven by reduced producer activity coupled with temporary shut-ins and curtailments in Oklahoma's STACK play. Most production impacted by curtailments was back on line by the end of the second quarter of 2020.

•	Segment free cash flow for the second quarter of 2020 was $96 million, and Oklahoma is expected to continue to generate strong segment free cash flow for the remainder of 2020.

•	Average natural gas gathering and transportation volumes for the second quarter of 2020 were approximately 11% lower as compared to the first quarter of 2020 and approximately 17% lower as compared to the second quarter of 2019. Average natural gas processing volumes for the second quarter of 2020 decreased by approximately 6% and 17% when compared to the first quarter of 2020 and the second quarter of 2019, respectively. The decrease in volumes during the second quarter of 2020 as compared to prior periods resulted from reduced producer activity coupled with temporary shut-ins and curtailments in Oklahoma's STACK play.

•	Average crude gathering volumes in the second quarter of 2020 were approximately 18% lower as compared to the first quarter of 2020 and approximately 44% lower as compared to the second quarter of 2019. Volume declines in the second quarter of 2020 as compared to the prior periods resulted from reduced activity by key producers supporting EnLink's crude oil gathering systems in Oklahoma's STACK play.

North Texas:

•	Segment profit of $69.0 million for the second quarter of 2020 decreased by approximately 6% as compared to the first quarter of 2020 and by approximately 5% as compared to the second quarter of 2019. Segment profit for the second quarter of 2020 as compared to prior periods was lower due to natural volumetric decline in the mature Barnett Shale play.

•	Segment free cash flow for the second quarter of 2020 was $66 million, and North Texas is expected to generate significant segment free cash flow for the remainder of 2020.

•	Average natural gas gathering and transportation volumes for the second quarter of 2020 decreased by approximately 6% as compared to the first quarter of 2020 and decreased by approximately 10% as compared to the second quarter of 2019. Average natural gas processing volumes for the second quarter of 2020 decreased by 4% and 13%, respectively, when compared to the first quarter of 2020 and the second quarter of 2019.

Second Quarter 2020 Earnings Call Details

EnLink will hold a conference call to discuss second quarter 2020 results on August 5, 2020, at 8 a.m. Central time (9 a.m. Eastern time). The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10146379 where they will receive dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors' page of EnLink's website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink's best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink's strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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Non-GAAP Financial Information

This press release contains non-generally accepted accounting principles financial measures that we refer to as adjusted EBITDA, distributable cash flow available to common unitholders ("distributable cash flow"), excess free cash flow, and segment free cash flow.

We define adjusted EBITDA as net income (loss) plus (less) interest expense, net of interest income; depreciation and amortization; impairments; loss on secured term loan receivable, (income) loss from unconsolidated affiliates; distributions from unconsolidated affiliates; (gain) loss on disposition of assets; (gain) loss on extinguishment of debt; unit-based compensation; income tax expense (benefit); unrealized (gain) loss on commodity swaps; (payments under onerous performance obligation); transaction costs; accretion expense associated with asset retirement obligations; (non-cash rent); and (non-controlling interest share of adjusted EBITDA from joint ventures).

We define distributable cash flow as adjusted EBITDA, net to ENLC, less interest expense, interest rate swaps, current income taxes and other non-distributable cash flows, accrued cash distributions on ENLK’s Series B Cumulative Convertible Preferred Units (“Series B Preferred Units”) and ENLK’s Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series C Preferred Units”) paid or expected to be paid, and maintenance capital expenditures, excluding maintenance capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

Excess free cash flow is defined as distributable cash flow less distributions declared on common units and growth capital expenditures, excluding growth capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated joint ventures.

Segment free cash flow is defined as segment profit less growth and maintenance capital expenditures, which are gross to EnLink prior to giving effect to the contributions by other entities related to the non-controlling interest share of our consolidated entities.

EnLink believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and previously-reported results and a meaningful measure of the company’s cash flow after it has satisfied the capital and related requirements of its operations. In addition, adjusted EBITDA achievement is a primary metric used in our short-term incentive program for compensating employees.

Adjusted EBITDA, distributable cash flow, excess free cash flow, and segment free cash flow, as defined above, are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of EnLink’s performance. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Reconciliations of these measures to their most directly comparable GAAP measures are included in the following tables. See ENLC’s filings with the Securities and Exchange Commission for more information.

Other definitions and explanations of terms used in this press release:

Segment profit (loss) is defined as operating income (loss) plus general and administrative expenses, depreciation and amortization, (gain) loss on disposition of assets, impairments, and loss on secured term loan receivable. Segment profit (loss) includes non-cash compensation expenses reflected in operating expenses. See “Item 8. Financial Statements and Supplementary Data - Note 15 - Segment Information” in ENLC’s Annual Report on Form 10-K for the year ended December 31, 2019, and, when available, “Item 1. Financial Statements - Note 13-Segment Information” in ENLC’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020, for further information about segment profit (loss).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of our management, the matters addressed herein involve certain assumptions, risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially from those indicated herein. Therefore, you should not rely on any of these forward-looking statements. All statements, other than statements of historical fact, included in this press release constitute forward-looking statements, including but not limited to statements identified by the words “forecast,” “may,” “believe,” “will,” “should,” “plan,” “predict,” “anticipate,” “intend,” “estimate,” and “expect” and similar expressions. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, timing for completion of construction or expansion projects, future operational results of our customers, results in certain basins, future cost savings or operational initiatives, profitability, financial or leverage metrics, our future capital structure and credit ratings, objectives, strategies, expectations, and intentions, the impact of the COVID-19 pandemic on us and our financial results and operations, and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect our financial condition, results of operations, or cash flows include, without limitation (a) the impact of the ongoing coronavirus (COVID-19) outbreak on our business, financial condition, and results of operations, (b) potential conflicts of interest of Global Infrastructure Partners (“GIP”) with us and the potential for GIP to favor GIP’s own interests to the detriment of our other unitholders, (c) GIP’s ability to compete with us and the fact that it is not required to offer us the opportunity to acquire additional assets or businesses, (d) a default under GIP’s credit facility could result in a change in control of us, could adversely affect the price of our common units, and could result in a default under our credit facility, (e) the dependence on Devon for a substantial portion of the natural gas and crude that we gather, process, and transport, (f) developments that materially and adversely affect Devon or other customers, (g) adverse developments in the midstream business that may reduce our ability to make distributions, (h) competition for crude oil, condensate, natural gas, and NGL supplies and any decrease in the availability of such commodities, (i) decreases in the volumes that we gather, process, fractionate, or transport, (j) construction risks in our major development projects, (k) our ability to receive or renew required permits and other approvals, (l) increased federal, state, and local legislation, and regulatory initiatives, as well as government reviews relating to hydraulic fracturing resulting in increased costs and reductions or delays in natural gas production by our customers, (m) climate change legislation and regulatory initiatives resulting in increased operating costs and reduced demand for the natural gas and NGL services we provide, (n) changes in the availability and cost of capital, including as a result of a change in our credit rating, (o) volatile prices and market demand for crude oil, condensate, natural gas, and NGLs that are beyond our control, (p) our debt levels could limit our flexibility and adversely affect our financial health or limit our flexibility to obtain financing and to pursue other business opportunities, (q) operating hazards, natural disasters, weather-related issues or delays, casualty losses, and other matters beyond our control, (r) reductions in demand for NGL products by the petrochemical, refining, or other industries or by the fuel markets, (s) impairments to goodwill, long-lived assets and equity method investments, and (t) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements and other uncertainties. These and other applicable uncertainties, factors, and risks are described more fully in EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s filings with the Securities and Exchange Commission, including EnLink Midstream, LLC’s and EnLink Midstream Partners, LP’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Neither EnLink Midstream, LLC nor EnLink Midstream Partners, LP assumes any obligation to update any forward-looking statements.

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The EnLink management team based the forecasted financial information included herein on certain information and assumptions, including, among others, the producer budgets / forecasts to which EnLink has access as of the date of this press release and the projects / opportunities expected to require capital expenditures as of the date of this press release. The assumptions, information, and estimates underlying the forecasted financial information included in the guidance information in this press release are inherently uncertain and, though considered reasonable by the EnLink management team as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forecasted financial information. Accordingly, there can be no assurance that the forecasted results are indicative of EnLink's future performance or that actual results will not differ materially from those presented in the forecasted financial information. Inclusion of the forecasted financial information in this press release should not be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

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EnLink Midstream, LLC

Selected Financial Data

(All amounts in millions except per unit amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total revenues	$744.9	$1,710.0	$1,901.0	$3,489.2
Cost of sales	397.7	1,300.1	1,153.0	2,663.5
Gross operating margin	347.2	409.9	748.0	825.7
Operating costs and expenses, excluding cost of sales:
Operating expenses	88.1	117.9	188.8	232.4
General and administrative	23.5	32.2	53.9	83.6
Loss on disposition of assets	5.2	0.1	4.6	0.1
Depreciation and amortization	158.2	153.7	321.0	305.8
Impairments	1.5	—	354.5	186.5
Total operating costs and expenses, excluding cost of sales	276.5	356.8	922.8	861.3
Operating income (loss)	70.7	53.1	(174.8)	(35.6)
Other income (expense):
Interest expense, net of interest income	(55.2)	(54.3)	(110.8)	(103.9)
Gain on extinguishment of debt	26.7	—	32.0	—
Income (loss) from unconsolidated affiliates	(0.7)	4.7	1.0	10.0
Other income	—	0.2	—	0.2
Total other expense	(29.2)	(49.4)	(77.8)	(93.7)
Income (loss) before non-controlling interest and income taxes	41.5	3.7	(252.6)	(129.3)
Income tax benefit (expense)	(11.7)	5.4	22.0	3.6
Net income (loss)	29.8	9.1	(230.6)	(125.7)
Net income attributable to non-controlling interest	25.7	25.2	52.1	66.7
Net income (loss) attributable to ENLC	$4.1	$(16.1)	$(282.7)	$(192.4)
Net income (loss) attributable to ENLC per unit:
Basic common unit	$0.01	$(0.03)	$(0.58)	$(0.44)
Diluted common unit	$0.01	$(0.03)	$(0.58)	$(0.44)

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EnLink Midstream, LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(All amounts in millions)

 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$29.8	$9.1	$(230.6)	$(125.7)
Interest expense, net of interest income	55.2	54.3	110.8	103.9
Depreciation and amortization	158.2	153.7	321.0	305.8
Impairments	1.5	—	354.5	186.5
Loss on secured term loan receivable (1)	—	52.9	—	52.9
(Income) loss from unconsolidated affiliates	0.7	(4.7)	(1.0)	(10.0)
Distributions from unconsolidated affiliates	0.2	7.6	2.0	10.1
Loss on disposition of assets	5.2	0.1	4.6	0.1
Gain on extinguishment of debt	(26.7)	—	(32.0)	—
Unit-based compensation	7.4	8.0	16.2	19.1
Income tax expense (benefit)	11.7	(5.4)	(22.0)	(3.6)
Unrealized (gain) loss on commodity swaps	18.8	(7.2)	5.8	(5.2)
Payments under onerous performance obligation offset to other current and long-term liabilities	—	(4.5)	—	(9.0)
Transaction costs (2)	—	0.4	—	13.9
Other (3)	(0.4)	0.1	(0.5)	0.4
Adjusted EBITDA before non-controlling interest	261.6	264.4	528.8	539.2
Non-controlling interest share of adjusted EBITDA from joint ventures (4)	(6.5)	(5.2)	(13.7)	(11.8)
Adjusted EBITDA, net to ENLC	$255.1	$259.2	$515.1	$527.4

(1)	In May 2018, we restructured our natural gas gathering and processing contract with White Star, and, as a result, recognized the discounted present value of a secured term loan receivable granted to us by White Star. We recorded a $52.9 million loss in our consolidated statement of operations for the three and six months ended June 30, 2019 related to the write-off of the secured term loan receivable.

(2)	Represents transaction costs primarily attributable to costs incurred related to the acquisition of all outstanding, publicly-held EnLink Midstream Partners, LP ("ENLK") common units in January 2019.

(3)	Includes accretion expense associated with asset retirement obligations and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(4)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP Natural Resources XI, L.P.'s ("NGP")’s 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation’s 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.

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EnLink Midstream, LLC

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

and Excess Free Cash Flow

(All amounts in millions except ratios and per unit amounts)

(Unaudited)

Three Months Ended June 30,	Six Months Ended June 30,
2020	2019	2020	2019
Net cash provided by operating activities	$134.8	$257.5	$316.8	$521.5
Interest expense (1)	54.0	53.9	108.7	103.4
Current income tax expense	0.4	0.3	0.7	1.3
Transaction costs (2)	—	0.4	—	13.9
Other (3)	(5.1)	1.6	0.5	0.1
Changes in operating assets and liabilities which (provided) used cash:
Accounts receivable, accrued revenues, inventories, and other	50.2	(165.9)	(119.1)	(263.3)
Accounts payable, accrued product purchases, and other accrued liabilities (4)	27.3	116.6	221.2	162.3
Adjusted EBITDA before non-controlling interest	261.6	264.4	528.8	539.2
Non-controlling interest share of adjusted EBITDA from joint ventures (5)	(6.5)	(5.2)	(13.7)	(11.8)
Adjusted EBITDA, net to ENLC	255.1	259.2	515.1	527.4
Interest expense, net of interest income	(55.2)	(54.3)	(110.8)	(103.9)
Maintenance capital expenditures, net to ENLC (6)	(7.7)	(13.2)	(15.9)	(21.7)
ENLK preferred unit accrued cash distributions (7)	(22.8)	(23.1)	(45.6)	(45.8)
Other (8)	(0.3)	(1.0)	(0.6)	(3.5)
Distributable cash flow	169.1	167.6	342.2	352.5
Common distributions declared	(46.4)	(139.3)	(92.9)	(276.6)
Growth capital expenditures, net to ENLC (6)	(50.7)	(141.9)	(133.3)	(361.5)
Excess free cash flow	$72.0	$(113.6)	$116.0	$(285.6)

Actual declared distribution to common unitholders	$46.4	$139.2	$92.9	$276.6
Distribution coverage	3.65	x	1.20	x	3.69	x	1.27	x
Distributions declared per ENLC unit	$0.09375	$0.283	$0.1875	$0.562

(1)	Net of amortization of debt issuance costs and discount and premium, which are included in interest expense but not included in net cash provided by operating activities, and non-cash interest income, which is netted against interest expense but not included in adjusted EBITDA.

(2)	Represents transaction costs primarily attributable to costs incurred related to the acquisition of all outstanding, publicly-held ENLK common units in January 2019.

(3)	Includes accruals for settled commodity swap transactions, distributions received from equity method investments to the extent those distributions exceed earnings from the investment, and non-cash rent, which relates to lease incentives pro-rated over the lease term.

(4)	Net of payments under onerous performance obligation offset to other current and long-term liabilities for the three and six months ended June 30, 2019.

(5)	Non-controlling interest share of adjusted EBITDA from joint ventures includes NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV, Marathon Petroleum Corporation's 50% share of adjusted EBITDA from the Ascension JV, and other minor non-controlling interests.

(6)	Excludes capital expenditures that were contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(7)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units, which are not available to common unitholders.

(8)	Includes non-cash interest income and current income tax expense.

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EnLink Midstream, LLC

Reconciliation of Segment Profit to Segment Free Cash Flow

(All amounts in millions)

(Unaudited)

	Louisiana	Oklahoma	North Texas
Q2 2020
Segment profit	$69.7	$99.3	$69.0
Capital expenditures	(15.6)	(3.0)	(3.0)
Segment free cash flow	$54.1	$96.3	$66.0

Q2 2019
Segment profit	$65.0	$113.7	$73.0
Capital expenditures	(19.5)	(70.3)	(27.0)
Segment free cash flow	$45.5	$43.4	$46.0

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EnLink Midstream, LLC

Operating Data

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Midstream Volumes:
Permian Segment
Gathering and Transportation (MMBtu/d)	871,500	676,000	851,300	666,800
Processing (MMBtu/d)	896,100	724,100	878,900	718,100
Crude Oil Handling (Bbls/d)	112,300	145,100	122,900	146,200
North Texas Segment
Gathering and Transportation (MMBtu/d)	1,485,900	1,646,900	1,531,800	1,664,900
Processing (MMBtu/d)	670,600	770,100	685,200	750,100
Oklahoma Segment
Gathering and Transportation (MMBtu/d)	1,092,600	1,314,900	1,156,800	1,279,800
Processing (MMBtu/d)	1,082,100	1,298,800	1,118,300	1,265,400
Crude Oil Handling (Bbls/d)	30,000	53,800	33,300	41,600
Louisiana Segment
Gathering and Transportation (MMBtu/d)	1,873,600	1,925,900	1,958,400	1,997,800
Processing (MMBtu/d)	197,200	337,100	183,400	402,200
Crude Oil Handling (Bbls/d)	15,700	20,000	16,600	17,500
NGL Fractionation (Gals/d)	7,344,800	7,477,400	7,764,500	7,227,000
Brine Disposal (Bbls/d)	1,400	3,400	1,600	3,400

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EnLink Midstream, LLC

Forward-Looking Reconciliation of Net Income to Full-Year Adjusted EBITDA Guidance (1)

Published May 2020

(All amounts in millions)

(Unaudited)

	Revised 2020 Outlook
	Low	Midpoint	High
Net loss of EnLink Midstream, LLC (2)	$(222)	$(172)	$(123)
Interest expense, net of interest income	222	219	216
Depreciation and amortization	664	650	636
Impairments	353	353	353
Income from unconsolidated affiliate investments	(3)	(4)	(5)
Distributions from unconsolidated affiliate investments	3	5	7
Unit-based compensation	27	30	33
Gain on extinguishment of debt	(32)	(32)	(32)
Income taxes	(17)	(15)	(13)
Gain on non-cash derivatives	(13)	(13)	(13)
Other (3)	(1)	(1)	(1)
Adjusted EBITDA before non-controlling interest	981	1,020	1,058
Non-controlling interest share of adjusted EBITDA (4)	(31)	(32)	(33)
Adjusted EBITDA, net to EnLink Midstream, LLC	950	988	1,025
Interest expense, net of interest income	(222)	(219)	(216)
Current taxes and other	(1)	(2)	(2)
Capital expenditures, net to ENLK (5)	(190)	(220)	(250)
Preferred unit accrued cash distributions (6)	(91)	(91)	(91)
Common distributions declared	(186)	(186)	(186)
Excess Free Cash Flow	$260	$270	$280

(1)	Represents the revised forward-looking net income guidance for the year ended December 31, 2020, and includes the actual results for the three months ended March 31, 2020 and the projected results for the remainder of the year ended December 31, 2020. The forward-looking net income guidance from April 1, 2020 through December 31, 2020 excludes the potential impact of gains or losses on derivative activity, gains or losses on disposition of assets, impairment expense, gains or losses as a result of legal settlements, and the financial effects of future acquisitions. The exclusion of these items is due to the uncertainty regarding the occurrence, timing and/or amount of these events.

EnLink does not provide a reconciliation of forward-looking net cash provided by operating activities to adjusted EBITDA because the company is unable to predict with reasonable certainty changes in working capital, which may impact cash provided or used during the year. Working capital includes accounts receivable, accounts payable and other current assets and liabilities. These items are uncertain and depend on various factors outside the company's control.

(2)	Net income includes estimated net income attributable to (i) NGP's 49.9% share of net income from the Delaware Basin JV and (ii) Marathon Petroleum Corp.'s 50% share of net income from the Ascension JV.

(3)	Includes (i) estimated accretion expense associated with asset retirement obligations; (ii) estimated non-cash rent, which relates to lease incentives pro-rated over the lease term; and (iii) transaction costs, including transaction costs related to the simplification transaction.

(4)	Non-controlling interest share of adjusted EBITDA includes estimates for (i) NGP's 49.9% share of adjusted EBITDA from the Delaware Basin JV, (ii) Marathon's 50% share of adjusted EBITDA from the Ascension JV, and (iii) other minor non-controlling interests.

(5)	Excludes capital expenditures that are contributed by other entities and relate to the non-controlling interest share of our consolidated entities.

(6)	Represents the cash distributions earned by the Series B Preferred Units and Series C Preferred Units. Cash distributions to be paid to holders of the Series B Preferred Units and Series C Preferred Units are not available to common unitholders.

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